                                            EXHIBIT 99.1

Contact:
T.C. Robillard
Vice President, Investor Relations
tc.robillard@carters.com

Carter’s, Inc. Reports Second Quarter Fiscal 2026 Results
•Net sales $615 million vs. $585 million in Q2 2025; growth of 5%
•U.S. Retail comparable sales increased 5.1%
•Operating income $140 million vs. $4 million in Q2 2025; Adjusted operating income $18 million vs. $12 million in Q2 2025, growth of 54%
•Diluted EPS $2.87 vs. $0.01 in Q2 2025; Adjusted diluted EPS $0.26 vs. $0.17 in Q2 2025, growth of 53%
•Received $132 million ($100 million after-tax) recovery of previously paid import duties and related interest
•Returned $18 million to shareholders through dividends in the first half of fiscal 2026
•Updates full year 2026 outlook
ATLANTA, July 31, 2026 — Carter’s, Inc. (NYSE:CRI), North America’s largest and most-enduring apparel company exclusively for babies and young children, today reported its second quarter fiscal 2026 results.
“Demonstrating continued momentum, the Company posted positive results for the quarter as net sales increased 5% and adjusted operating profit increased 54%, exceeding the prior outlook. While there were a number of moving parts in the quarter, we believe these results are largely reflective of improved marketing efforts, the early benefit of productivity initiatives, and continued progress in the critical Baby segment,” said Sharon Price John, Chief Executive Officer & President. “Separately, having recently joined the organization, I look forward to leading this historic company into its next exciting chapter. Carter’s is the market share leader in its category fueled by a well-established, diversified business model and powerful assets including its iconic brands, providing a wealth of opportunity to unlock value, drive profitable growth and deliver meaningful shareholder returns.”

Adjustments to Reported GAAP Results
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these non-GAAP financial measurements provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s underlying performance. These measures are presented for informational purposes only. See “Reconciliation of Adjusted Results to GAAP” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.
Second quarter and first half fiscal 2026 results included a benefit related to the receipt of a refund of previously paid import duties and related interest as well as expenses associated with leadership transition and intellectual property litigation costs. Second quarter and first half fiscal 2025 results included expenses related to operating model improvement initiatives and leadership transition costs.

	Second Fiscal Quarter
	2026				2025
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$139.8	22.7%	$105.0	$2.87	$4.0	0.7%	$0.4	$0.01
Tariff refund recovery	(127.7)		(100.1)	(2.73)	—		—	—
Leadership transition costs	4.7		3.6	0.10	1.1		0.8	0.02
IP litigation	1.2		0.9	0.03	—		—	—
Operating model improvement costs	—		—	—	6.6		5.0	0.14
As adjusted	$18.1	2.9%	$9.4	$0.26	$11.8	2.0%	$6.3	$0.17

	First Half
	2026				2025
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$168.3	13.0%	$119.3	$3.26	$30.1	2.5%	$16.0	$0.43
Tariff refund recovery	(127.7)		(100.1)	(2.73)	—		—	—
Leadership transition costs	4.7		3.6	0.10	7.2		6.6	0.18
IP litigation	1.2		0.9	0.03	—		—	—
Operating model improvement costs	—		—	—	9.8		7.4	0.21
As adjusted	$46.5	3.6%	$23.7	$0.65	$47.1	3.9%	$30.1	$0.83
Note: Results may not be additive due to rounding.
Consolidated Results
Second Quarter of Fiscal 2026 compared to Second Quarter of Fiscal 2025
Net sales increased $30.2 million, or 5.2%, to $615.5 million, compared to $585.3 million in the second quarter of fiscal 2025, reflecting growth in each segment. Net sales in the U.S. Wholesale, U.S. Retail, and International segments grew 11.7%, 1.7%, and 2.7%, respectively. U.S. Retail comparable net sales increased 5.1%. Changes in foreign currency exchange rates used for translation had a favorable effect on consolidated net sales of approximately $2.4 million, or 0.4% in the second quarter of fiscal 2026, as compared to the second quarter of fiscal 2025.
Operating income increased $135.8 million to $139.8 million, compared to $4.0 million in the second quarter of fiscal 2025, reflecting a recovery of previously paid import duties and benefits from productivity and supply chain initiatives, partially offset by net incremental tariff costs, investments in demand creation, general inflationary cost pressure, as well as costs related to leadership transition. Operating margin increased to 22.7%, compared to 0.7% in the prior year.

Adjusted operating income (a non-GAAP measure) increased $6.4 million, or 54.1% to $18.1 million, compared to $11.8 million in the second quarter of fiscal 2025, principally due to the benefits of productivity and supply chain initiatives, which more than offset net incremental tariff costs, investments in demand creation and general inflationary cost pressure. Adjusted operating margin increased to 2.9%, compared to 2.0% in the prior year period.
Net income was $105.0 million, or $2.87 per diluted share, compared to $0.4 million, or $0.01 per diluted share, in the second quarter of fiscal 2025.
Adjusted net income (a non-GAAP measure) was $9.4 million, compared to $6.3 million in the second quarter of fiscal 2025. Adjusted earnings per diluted share (a non-GAAP measure) was $0.26, compared to $0.17 in the prior-year quarter.
First Half of Fiscal 2026 compared to First Half of Fiscal 2025
Net sales increased $81.5 million, or 6.7%, to $1.30 billion, compared to $1.22 billion in the first half of 2025, reflecting growth in each segment. Net sales in the U.S. Retail, U.S. Wholesale, and International segments grew 7.2%, 5.4%, and 8.2%, respectively. U.S. Retail comparable net sales increased 7.8%. Changes in foreign currency exchange rates used for translation had a favorable effect on consolidated net sales of approximately $8.0 million, or 0.7% in the first half of fiscal 2026, as compared to the first half of fiscal 2025.
Operating income increased $138.1 million to $168.3 million, compared to $30.1 million in the first half of fiscal 2025, reflecting a recovery of previously paid import duties and benefits from productivity and supply chain initiatives, partially offset by net incremental tariff costs, investments in demand creation, general inflationary cost pressure, and costs related to leadership transition. Operating margin increased to 13.0%, compared to 2.5% in the prior year period.
Adjusted operating income (a non-GAAP measure) decreased $0.6 million, or 1.3% to $46.5 million, compared to $47.1 million in the first half of fiscal 2025, principally due to net incremental tariff costs, incremental investments in demand creation and general inflationary cost pressure, partially offset by benefits from productivity and supply chain initiatives. Adjusted operating margin decreased to 3.6%, compared to 3.9% in the prior year period.
Net income was $119.3 million, or $3.26 per diluted share, compared to $16.0 million, or $0.43 per diluted share, in the first half of fiscal 2025.
Adjusted net income (a non-GAAP measure) was $23.7 million, compared to $30.1 million in the first half of fiscal 2025. Adjusted earnings per diluted share (a non-GAAP measure) was $0.65, compared to adjusted earnings per diluted share of $0.83 in the first half of fiscal 2025.

Net cash provided by operations in the first half of fiscal 2026 was $202.3 million, compared to net cash used in operations of $8.3 million in the first half of fiscal 2025. The improved operating cash flow was primarily driven by the receipt of a refund of previously paid import duties, improved working capital and favorable timing of interest payments as compared to prior year.
See “Reconciliation of Adjusted Results to GAAP” sections of this release for additional disclosures regarding non-GAAP measures.
Return of Capital
In the second quarter of fiscal 2026, the Company paid a cash dividend of $0.25 per common share totaling $9.1 million. In the first half of fiscal 2026, the Company paid cash dividends totaling $18.3 million. No shares were repurchased in the first half of fiscal 2026.
Future declarations of quarterly dividends and the establishment of future record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including business conditions, the Company’s future financial performance, investment priorities, and other considerations.
2026 Business Outlook
We do not reconcile forward-looking adjusted operating income or adjusted diluted earnings per share to their most directly comparable GAAP measures because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations that are not within our control due to factors described above, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future operating income or diluted EPS, the most directly comparable GAAP metrics to adjusted operating income and adjusted diluted earnings per share, respectively.
The Company’s fiscal year 2025 included a 53rd week, which contributed approximately $37 million in consolidated net sales.
The Company’s outlook (and related assumptions) for the third quarter 2026 include an anticipated non-GAAP adjustment related to IP litigation costs of approximately $1 million. The Company’s full-year fiscal 2026 outlook (and related assumptions) includes an anticipated non-GAAP adjustment related to leadership transition costs and IP litigation costs of approximately $8 million and a recovery of previously paid import duties of $132 million.
For fiscal year 2026 (a 52 week fiscal year), the Company projects approximately:
•2% to 3% growth in net sales ($2.898 billion in fiscal 2025);
•Low single-digit to mid-single-digit percentage growth in adjusted operating income ($176 million in fiscal 2025);

•High single-digit to low double-digit percentage decline in adjusted diluted earnings per share ($3.47 in fiscal 2025);
•Operating cash flow of $230 million to $240 million; and
•Capital expenditures of $50 million.
The Company's outlook for fiscal year 2026 assumes (comparisons vs. prior year unless otherwise noted):
•Earnings contributions weighted to the second half due to greater projected net impact of tariffs and investment spending in the first half relative to the second half;
•Lower gross margin rate, reflecting incremental tariff costs partially offset by higher pricing, tariff mitigation actions, and productivity savings;
•Low-single digit increase in SG&A, reflecting organizational restructuring and store fleet rationalization savings offset by investments in demand creation, information technology, and other cost inflation across the business;
•Net interest expense of approximately $35 million, reflecting higher principal amount and coupon rate associated with the refinancing of its senior notes in Q4 2025;
•Effective tax rate of approximately 23%; and
•Average number of shares outstanding of approximately 36 million.
For the third quarter of fiscal 2026, the Company projects approximately:
•~$750 million in net sales ($758 million in Q3 fiscal 2025);
•~$50 million in adjusted operating income ($39 million in Q3 fiscal 2025); and
•~$0.85 in adjusted diluted earnings per share ($0.74 in Q3 fiscal 2025).
The Company's outlook for third quarter fiscal 2026 assumes (comparisons vs. prior year unless otherwise noted):
•Higher gross margin rate, reflecting a greater mix of U.S. Retail sales and the anniversary of higher incremental tariff costs, which began in third quarter 2025;
•Comparable SG&A expense, reflecting organizational restructuring savings offset by investments in demand creation and other cost inflation across the business;
•Net interest expense of approximately $9 million, reflecting higher principal amount and coupon rate associated with the refinancing of its senior notes in Q4 2025;
•Average number of shares outstanding of approximately 36 million.
Conference Call
The Company will hold a conference call with investors to discuss second quarter fiscal 2026 results and its business outlook on July 31, 2026 at 8:30 a.m. Eastern Time (ET). To listen to a live webcast and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Events.” To access the call by phone, please preregister on https://register-conf.media-server.com/register/BIb8dc4f4a67174f73b0b09efe73477c87 to receive your dial-in number and unique passcode. A presentation of second quarter results will be available in the “Events” section at ir.carters.com at approximately 7:00 a.m. ET. Important information may be disseminated initially or exclusively via the website; investors should consult the site to access this information.
A webcast replay will be available shortly after the conclusion of the call at ir.carters.com.

About Carter’s, Inc.
Carter’s, Inc. is North America’s largest and most-enduring apparel company exclusively for babies and young children. The Company’s core brands are Carter’s and OshKosh B’gosh, iconic and among the sector’s most trusted names. These brands are sold through more than 1,000 Company-operated stores in the United States, Canada, and Mexico, and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. Carter’s also is the largest supplier of baby and young children’s apparel to North America’s biggest retailers. The Company’s Child of Mine brand is available exclusively at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon.com. The Company’s emerging brands include Little Planet, crafted with organic fabrics and sustainable materials, Otter Avenue, a toddler-focused apparel brand, and Skip Hop, baby essentials from tubs to toys. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
Statements in this press release that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “opportunities”, “are confident” and similar words are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this press release. These risks and uncertainties include, but are not limited to, those disclosed in Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2026 and Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to public health crises; risks related to the organizational restructuring plan, including, but not limited to, our ability to achieve the expected savings from the plan and to fully implement the plan; risks related to consumer tastes and preferences, as well as fashion trends; the failure to protect our intellectual property; the diminished value of our brands, potentially as a result of negative publicity or unsuccessful branding and marketing efforts; delays, product recalls, or loss of revenue due to a failure to meet our quality standards; risks related to uncertainty regarding the future of international trade agreements and the United States’ position on international trade, as well as significant political, trade, and regulatory developments and other circumstances beyond our control; the roll-back of incremental tariffs imposed under the International Emergency Economic Powers Act (the “incremental tariffs”) and any additional actions taken in response to their roll-back, including, but not limited to, tariffs imposed pursuant to Section 122 of the Trade Act of 1974 and tariffs imposed under Section 301 of the Trade Act of 1974; our ability to recover refunds of incremental tariff amounts or other tariff amounts paid; increased competition in the marketplace; ongoing political and economic conflicts that could impact our global and domestic operations, including, but not limited to, the conflict between the United States,

Israel, and Iran; financial difficulties for one or more of our major customers; identification of locations and negotiation of appropriate lease terms for our retail stores; distinct risks facing our eCommerce business; failure to forecast demand for our products and our failure to manage our inventory; increased margin pressures, including increased cost of materials and labor and our inability to successfully increase prices to offset these increased costs; continued inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue, to affect freight, transit, and other costs; fluctuations in foreign currency exchange rates; unseasonable or extreme weather conditions; risks associated with corporate responsibility issues; our foreign sourcing arrangements; a relatively small number of vendors supply a significant amount of our products; disruptions in our supply chain, including increased transportation and freight costs; our ability to effectively source and manage inventory; problems with our Braselton, Georgia distribution facility; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data or a failure to implement new information technology systems successfully; unsuccessful expansion into international markets; failure to comply with various laws and regulations; failure to properly manage strategic initiatives; retention of key individuals; acquisition and integration of other brands and businesses; failure to achieve sales growth plans and profitability objectives to support the carrying value of our intangible assets; our continued ability to meet obligations related to our debt; changes in our tax obligations, including additional customs, duties or tariffs; our continued ability to declare and pay a dividend; volatility in the market price of our common stock; and the cost or effort required for our shareholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net sales	$615,490	$585,313	$1,296,603	$1,215,139
Cost of goods sold	202,891	303,553	590,131	642,289
Gross profit	412,599	281,760	706,472	572,850
Royalty income, net	3,362	3,249	7,981	8,580
Selling, general, and administrative expenses	276,135	280,965	546,184	551,284
Operating income	139,826	4,044	168,269	30,146
Interest expense	11,312	7,857	23,069	15,676
Interest income	(8,483)	(4,292)	(11,739)	(7,434)
Other expense (income), net	352	(1,224)	438	(1,148)
Income before income taxes	136,645	1,703	156,501	23,052
Income tax provision	31,687	1,257	37,207	7,067
Net income	$104,958	$446	$119,294	$15,985

Basic net income per common share	$2.87	$0.01	$3.26	$0.43
Diluted net income per common share	$2.87	$0.01	$3.26	$0.43
Dividend declared and paid per common share	$0.25	$0.25	$0.50	$1.05

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Two Fiscal Quarters Ended
	July 4, 2026	% of Total Net Sales	June 28, 2025	% of Total Net Sales	July 4, 2026	% of Total Net Sales	June 28, 2025	% of Total Net Sales
Net sales:
U.S. Retail	$304,677	49.5%	$299,549	51.2%	$636,925	49.1%	$593,980	48.9%
U.S. Wholesale	215,552	35.0%	192,998	33.0%	466,959	36.0%	443,094	36.5%
International	95,261	15.5%	92,766	15.8%	192,719	14.9%	178,065	14.6%
Total consolidated net sales	$615,490	100.0%	$585,313	100.0%	$1,296,603	100.0%	$1,215,139	100.0%

Segment operating income:		Segment operating margin		Segment operating margin		Segment operating margin		Segment operating margin
U.S. Retail	$4,253	1.4%	$3,768	1.3%	$13,290	2.1%	$6,076	1.0%
U.S. Wholesale	29,741	13.8%	27,062	14.0%	66,526	14.2%	82,372	18.6%
International	5,410	5.7%	3,607	3.9%	9,569	5.0%	3,391	1.9%
Total segment operating income	$39,404	6.4%	$34,437	5.9%	$89,385	6.9%	$91,839	7.6%

Items not included in segment operating income:		Consolida-ted operating margin		Consolida-ted operating margin		Consolida-ted operating margin		Consolida-ted operating margin
Tariff refund recovery (a)	$127,669	n/a	$—	n/a	$127,669	n/a	$—	n/a
Unallocated corporate expenses (b)	(21,304)	n/a	(22,687)	n/a	(42,842)	n/a	(44,699)	n/a
Leadership transition costs (c)	(4,726)	n/a	(1,068)	n/a	(4,726)	n/a	(7,194)	n/a
IP litigation (d)	(1,217)	n/a	—	n/a	(1,217)	n/a	—	n/a
Operating model improvement costs (e)	—	n/a	(6,638)	n/a	—	n/a	(9,800)	n/a
Consolidated operating income	$139,826	22.7%	$4,044	0.7%	$168,269	13.0%	$30,146	2.5%

(a)Related to $128 million of IEEPA tariff recoveries, excluding interest received, which are reflected as a reduction of Cost of goods sold.
(b)Unallocated corporate expenses include corporate overhead expenses that are not directly attributable to one of the Company’s business segments and include unallocated accounting, finance, legal, human resources, and information technology expenses, occupancy costs for its corporate headquarters, and other benefit and compensation programs, including performance-based compensation.
(c)Related to costs associated with the retirement of Michael D. Casey, the Company’s former Chief Executive Officer, in the first quarter of fiscal 2025 and costs related to the departure of Douglas C. Palladini, the Company’s former Chief Executive Officer, in the second quarter of fiscal 2026.
(d)Related legal defense costs arising from intellectual property litigation not in the ordinary course of business.
(e)Primarily related to third-party consulting costs.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	July 4, 2026	January 3, 2026	June 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$653,571	$487,075	$338,183
Accounts receivable, net of allowance for credit losses of $7,898, $7,587, and $6,340, respectively	167,852	178,566	140,352
Finished goods inventories, net of inventory reserves of $11,613, $8,897, and $10,284, respectively	577,737	544,624	619,074
Prepaid expenses and other current assets	73,357	60,508	60,612
Total current assets	1,472,517	1,270,773	1,158,221
Property, plant, and equipment, net of accumulated depreciation of $585,801, $609,059, and $598,575, respectively	178,651	186,307	188,177
Operating lease assets	568,288	591,806	571,303
Tradenames, net	268,541	268,659	268,777
Goodwill	207,795	208,994	209,016
Customer relationships, net	18,377	20,128	21,854
Other assets	18,191	18,803	38,204
Total assets	$2,732,360	$2,565,470	$2,455,552

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$323,644	$235,700	$306,399
Current operating lease liabilities	132,717	136,488	124,002
Other current liabilities	139,862	133,809	95,270
Total current liabilities	596,223	505,997	525,671
Long-term debt, net	567,808	567,173	498,531
Deferred income taxes	42,620	39,380	42,290
Long-term operating lease liabilities	484,235	508,461	501,804
Other long-term liabilities	14,151	19,411	33,354
Total liabilities	$1,705,037	$1,640,422	$1,601,650

Commitments and contingencies

Shareholders’ equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding	$—	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 36,711,901, 36,425,877, and 36,467,071 shares issued and outstanding, respectively	367	364	365
Additional paid-in capital	23,910	19,584	14,460
Accumulated other comprehensive loss	(27,349)	(24,361)	(32,817)
Retained earnings	1,030,395	929,461	871,894
Total shareholders’ equity	1,027,323	925,048	853,902
Total liabilities and shareholders’ equity	$2,732,360	$2,565,470	$2,455,552

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Two Fiscal Quarters Ended
	July 4, 2026	June 28, 2025
Cash flows from operating activities:
Net income	$119,294	$15,985
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant, and equipment	24,765	24,967
Amortization of intangible assets	1,883	1,846
Provision for excess and obsolete inventory, net	2,730	1,853
Amortization of debt issuance costs	1,142	832
Stock-based compensation expense	7,373	14,941
Unrealized foreign currency exchange loss (gain), net	159	(799)
Provision for doubtful accounts receivable from customers	318	1,182
Unrealized gain on investments	(1,223)	(474)
Deferred income taxes expense	3,813	3,549
Other operating items, net	(530)	(4)
Effect of changes in operating assets and liabilities:
Accounts receivable	10,533	54,068
Finished goods inventories	(37,313)	(114,014)
Prepaid expenses and other assets	(12,057)	(30,218)
Accounts payable and other liabilities	81,408	17,948
Net cash provided by (used in) operating activities	$202,295	$(8,338)

Cash flows from investing activities:
Capital expenditures	$(12,795)	$(26,546)
Net cash used in investing activities	$(12,795)	$(26,546)

Cash flows from financing activities:
Dividends paid	$(18,345)	$(38,115)
Withholdings from vesting of restricted stock	(3,079)	(4,332)
Other	—	(370)
Net cash used in financing activities	$(21,424)	$(42,817)

Net effect of exchange rate changes on cash and cash equivalents	(1,580)	2,958
Net increase (decrease) in cash and cash equivalents	$166,496	$(74,743)
Cash and cash equivalents, beginning of period	487,075	412,926
Cash and cash equivalents, end of period	$653,571	$338,183

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended July 4, 2026
	Cost of Goods Sold	Gross Profit	% Net Sales	SG&A expenses	% Net Sales	Operating Income	% Net Sales	Interest Income	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$202.9	$412.6	67.0%	$276.1	44.9%	$139.8	22.7%	8.5	$31.7	$105.0	$2.87
Tariff refund recovery (b)	127.7	(127.7)		—		(127.7)		(4.0)	(31.6)	(100.1)	(2.73)
Leadership transition costs (c)	—	—		(4.7)		4.7		—	1.1	3.6	0.10
IP litigation (d)	—	—		(1.2)		1.2		—	0.3	0.9	0.03
As adjusted (a)	$330.6	$284.9	46.3%	$270.2	43.9%	$18.1	2.9%	$4.5	$1.5	$9.4	$0.26

		Two Fiscal Quarters Ended July 4, 2026
	Cost of Goods Sold	Gross Profit	% Net Sales	SG&A expenses	% Net Sales	Operating Income	% Net Sales	Interest Income	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$590.1	$706.5	54.5%	$546.2	42.1%	$168.3	13.0%	11.7	$37.2	$119.3	$3.26
Tariff refund recovery (b)	127.7	(127.7)		—		(127.7)		(4.0)	(31.6)	(100.1)	(2.73)
Leadership transition costs (c)	—	—		(4.7)		4.7		—	1.1	3.6	0.10
IP litigation (d)	—	—		(1.2)		1.2		—	0.3	0.9	0.03
As adjusted (a)	$717.8	$578.8	44.6%	$540.2	41.7%	$46.5	3.6%	$7.7	$7.0	$23.7	$0.65

		Fiscal Quarter Ended June 28, 2025
	Cost of Goods Sold	Gross Profit	% Net Sales	SG&A expenses	% Net Sales	Operating Income	% Net Sales	Interest Income	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$303.6	$281.8	48.1%	$281.0	48.0%	$4.0	0.7%	$4.3	$1.3	$0.4	$0.01
Operating model improvement costs (e)	—	—		(6.6)		6.6		—	1.6	5.0	0.14
Leadership transition costs (c)	—	—		(1.1)		1.1		—	0.3	0.8	0.02
As adjusted (a)	$303.6	$281.8	48.1%	$273.3	46.7%	$11.8	2.0%	$4.3	$3.1	$6.3	$0.17

		Two Fiscal Quarters Ended June 28, 2025
	Cost of Goods Sold	Gross Profit	% Net Sales	SG&A expenses	% Net Sales	Operating Income	% Net Sales	Interest Income	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$642.3	$572.9	47.1%	$551.3	45.4%	$30.1	2.5%	$7.4	$7.1	$16.0	$0.43
Operating model improvement costs (e)	—	—		(9.8)		9.8		—	2.4	7.4	0.21
Leadership transition costs (c)	—	—		(7.2)		7.2		—	0.6	6.6	0.18
As adjusted (a)	$642.3	$572.9	47.1%	$534.3	44.0%	$47.1	3.9%	$7.4	$10.0	$30.1	$0.83

	Fiscal Quarter Ended September 27, 2025
	SG&A expenses	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$318.0	42.0%	$29.1	3.8%	$3.2	$11.6	$0.32
Organizational restructuring (f)	(6.1)		6.1		1.5	4.6	0.13
Operating model improvement costs (e)	(3.7)		3.7		0.9	2.8	0.08
Leadership transition costs (c)	(0.5)		0.5		0.1	0.4	0.01
Pension plan settlement (g)	—		—		2.1	6.7	0.18
Deferred compensation plan termination (h)	—		—		(0.8)	0.8	0.02
As adjusted (a)	$307.7	40.6%	$39.4	5.2%	$7.1	$26.8	$0.74

	Fiscal Year Ended January 3, 2026 (53 weeks)
	SG&A expenses	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,188.8	41.0%	$143.9	5.0%	$22.0	$91.8	$2.53
Operating model improvement costs (e)	(14.2)		14.2		3.4	10.8	0.30
Organizational restructuring (f)	(9.8)		9.8		2.4	7.5	0.20
Leadership transition costs (c)	(8.1)		8.1		0.7	7.3	0.20
Pension plan settlement (g)	—		—		2.1	6.7	0.18
Loss on extinguishment of debt (i)	—		—		0.4	1.3	0.03
Deferred compensation plan termination (h)	—		—		(0.8)	0.8	0.03
As adjusted (a)	$1,156.7	39.9%	$176.0	6.1%	$30.3	$126.1	$3.47

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present COGS, gross profit, SG&A, operating income, interest income, income tax, net income, and net income on a diluted share basis excluding the adjustments discussed above. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance. The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP. The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Related to $132 million of IEEPA tariff recoveries, including $4 million of interest received.
(c)Related to costs associated with the retirement of Michael D. Casey, the Company’s former Chief Executive Officer, in the first quarter of fiscal 2025 and costs related to the departure of Douglas C. Palladini, the Company’s former Chief Executive Officer, in the second quarter of fiscal 2026.
(d)Related legal defense costs arising from intellectual property litigation not in the ordinary course of business.
(e)Primarily related to third-party consulting costs.
(f)Related to charges for severance and other termination benefits as a result of organizational restructuring.
(g)Non-cash charges for settlement of the OshKosh B’Gosh Pension Plan.
(h)Incremental income tax impact resulting from the announced termination of the Company’s deferred compensation plan.
(i)Related to redemption of the $500 million senior notes due 2027 and cash-flow based revolving credit facility.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	35,591,295	35,409,988	35,542,362	35,361,039
Dilutive effect of equity awards	8,865	—	5,093	605
Diluted number of common and common equivalent shares outstanding	35,600,160	35,409,988	35,547,455	35,361,644
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$104,958	$446	$119,294	$15,985
Income allocated to participating securities	(2,846)	(231)	(3,332)	(866)
Net income available to common shareholders	$102,112	$215	$115,962	$15,119
Basic net income per common share	$2.87	$0.01	$3.26	$0.43
Diluted net income per common share:
Net income	$104,958	$446	$119,294	$15,985
Income allocated to participating securities	(2,845)	(231)	(3,332)	(866)
Net income available to common shareholders	$102,113	$215	$115,962	$15,119
Diluted net income per common share	$2.87	$0.01	$3.26	$0.43
As adjusted (a):
Basic net income per common share:
Net income	$9,411	$6,302	$23,747	$30,052
Income allocated to participating securities	(229)	(231)	(617)	(866)
Net income available to common shareholders	$9,182	$6,071	$23,130	$29,186
Basic net income per common share	$0.26	$0.17	$0.65	$0.83
Diluted net income per common share:
Net income	$9,411	$6,302	$23,747	$30,052
Income allocated to participating securities	(229)	(231)	(617)	(866)
Net income available to common shareholders	$9,182	$6,071	$23,130	$29,186
Diluted net income per common share	$0.26	$0.17	$0.65	$0.83

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $95.5 million in after-tax benefits from these results for the fiscal quarter and two fiscal quarters ended July 4, 2026. Additionally, the Company has excluded $5.9 million and $14.1 million in after-tax expenses from these results for the fiscal quarter and two fiscal quarters ended June 28, 2025, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Two Fiscal Quarters Ended		Four Fiscal Quarters Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025	July 4, 2026
Net income	$105.0	$0.4	$119.3	$16.0	$195.1
Interest expense	11.3	7.9	23.1	15.7	41.6
Interest income	(8.5)	(4.3)	(11.7)	(7.4)	(17.8)
Income tax expense	31.7	1.3	37.2	7.1	52.2
Depreciation and amortization	13.0	13.6	26.6	26.8	55.1
EBITDA	$152.5	$18.8	$194.5	$58.1	$326.2

Adjustments to EBITDA
Tariff refund recovery (a)	$(127.7)	$—	$(127.7)	$—	$(127.7)
Leadership transition costs (b)	4.7	1.1	4.7	7.2	5.6
IP litigation (c)	1.2	—	1.2	—	1.2
Operating model improvement costs (d)	—	6.6	—	9.8	4.4
Organizational restructuring (e)	—	—	—	—	9.8
Loss on extinguishment of debt (f)	—	—	—	—	1.7
Pension plan settlement (g)	—	—	—	—	8.8
Total adjustments	(121.7)	7.7	(121.7)	17.0	(96.2)
Adjusted EBITDA	$30.8	$26.5	$72.8	$75.1	$230.0

(a)Related to $128 million of IEEPA tariff recoveries, excluding $4 million of interest received.
(b)Related to costs associated with the retirement of Michael D. Casey, the Company’s former Chief Executive Officer, in the first quarter of fiscal 2025 and costs related to the departure of Douglas C. Palladini, the Company’s former Chief Executive Officer, in the second quarter of fiscal 2026.
(c)Related legal defense costs arising from intellectual property litigation not in the ordinary course of business.
(d)Primarily related to third-party consulting costs.
(e)Related to charges for severance and other termination benefits as a result of organizational restructuring.
(f)Related to redemption of the $500 million senior notes due 2027 and cash-flow based revolving credit facility.
(g)Non-cash charges for settlement of the OshKosh B’Gosh Pension Plan.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. The Company defines EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (g) to the table above.

The Company presents EBITDA and Adjusted EBITDA because it considers them important supplemental measures of its performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that the Company considers not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to the Company for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter and two fiscal quarters ended July 4, 2026:

	Fiscal Quarter Ended
	Reported Net Sales July 4, 2026	Impact of Foreign Currency Translation	Constant-Currency Net Sales July 4, 2026	Reported Net Sales June 28, 2025	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$615.5	$2.4	$613.1	$585.3	5.2%	4.7%
International segment net sales	$95.3	$2.4	$92.9	$92.8	2.7%	0.1%

	Two Fiscal Quarters Ended
	Reported Net Sales July 4, 2026	Impact of Foreign Currency Translation	Constant-Currency Net Sales July 4, 2026	Reported Net Sales June 28, 2025	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$1,296.6	$8.0	$1,288.6	$1,215.1	6.7%	6.0%
International segment net sales	$192.7	$8.0	$184.8	$178.1	8.2%	3.8%

Note: Results may not be additive due to rounding.
The Company evaluates its net sales on both an “as reported” and a “constant currency” basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in its net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.